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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of American Premier Group, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 25, 1994, with respect to the consolidated financial statements and schedules of American Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Cincinnati, Ohio

February 17, 1995